UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WashingtonD.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 30, 2011

PEGASUS TEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-162516	41-2039686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

118 Chatham Road Syracuse, NY	13203
(Address of principal executive offices)	(Zip Code)

(315) 491-8262

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2011, Pegasus Tel, Inc. (the “Company”), entered into a Common Stock Purchase Agreement (the “Agreement”) with two shareholders (collectively, the “Majority Shareholders”) who together hold a majority of the issued and outstanding shares of the Company’s common stock immediately prior to the consummation of the Sale (as defined herein), and a subscriber for shares of the Company’s common stock (the “Buyer”). Subject to certain conditions set forth in the Agreement, the Company will issue, and the Buyer shall receive, 79,784,864 shares of the Company’s common stock, par value $.0001 per share (the “Shares”), which, at the time of issuance, will constitute 79.78% of the issued and outstanding shares of the Company’s common stock.

Pursuant to the Agreement, and upon final payment of the purchase price, the Majority Shareholders shall also receive such number of shares of common stock of the Company as shall constitute 9.9% of the issued and outstanding shares of common stock of the Company on a fully diluted basis.

Item 3.02  Unregistered Sales of Equity Securities

The information described above in Item 1.01 Entry into a Material Definitive Agreement is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Director and Principal Officer

On March 30, 2011, the members of the board of directors (the “Board”) of Pegasus Tel, Inc. (the “Company”) approved by unanimous written consent, and the stockholders of the Company holding a majority in interest of the Company’s voting equity, approved by written consent, the appointment of Mr. Anthony DiBiase as Chief Executive Officer and as a member of the Board, effective as of March 30, 2011.  Below is a description of Mr. DiBiases’ professional work experience.

Mr. DiBiase, age 47, has served as Chief Executive Officer of Encounter Technologies, Inc., a public company which focuses on end to end platform development for internet streaming businesses, from August, 2010 through the present. Mr. DiBiase has served as a director of RTR Media, Inc. a media and video development company and subsidiary of Encounter Technologies from January, 2010 to present and also has served as director of Mobile2Earth, Inc. a private, mobile phone application company from July, 2010 through the present.  Mr. DiBiase has served as director of Scientific News International (“SNI”), a private, medical news company which has become an international leader in rapid print and online delivery of trademarked medical reports and webcasts to doctors, from 1997 through the present.  Mr. DiBiase served as director of Strategic Rare Earth Metals, Inc., a company specializing in mobile applications and social network platforms from July, 2010 through November, 2010.  Mr. DiBiase also served as a director of MEV Healthcom, Inc. (“MEV”), a private, full service medical communications and publishing company which developed continuing medical education programs with print and electronic publications for healthcare professionals, from 1993 through 2009.

The Board believes that Mr. DiBiase’s extensive19 years of experience in building successful companies, as well as his expertise in professional sales, marketing, and promotion make him a significant asset to the Company’s growth and operation as a public company. Mr. DiBiase’s strong communication skills and commitment to transparency has established him as a strong leader with his shareholders.

Mr. DiBiase is a graduate of the University of Virginia with a Bachelor of Arts in Economics and Anthropology.

Family Relationships

Mr. DiBiase does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

On March 30, 2011, the Company entered into the Stock Purchase Agreement with Mr. DiBiase as described above in Item 1.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 31, 2011

By: /s/ Carl E. Worboys

Name: Carl E. Worboys

Title: President and Chief Executive Officer